STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into on June 26, 2001, by and among BRUNO DESMARAIS, and assigns (the "Buyer"), MILLENNIUM CAPITAL VENTURE HOLDINGS, INC., a Delaware corporation ("MCVH"), and DOTCOM INTERNET VENTURES LTD. ("Shareholder").

                              RECITALS:

     A. The Shareholder own five million (5,000,000) shares of the $0.0001 par value per share common stock (the "MCVH Common Stock") of MCVH, which represents 100% of all of the outstanding MCVH Common Stock.

     B. The Shareholder desire to sell five million (5,000,000) shares of the MCVH Common Stock (the "Shares"), which represents 100% of all of the outstanding MCVH Common Stock, in exchange for Twenty-Five Thousand (US $25,000) on the terms and conditions set forth herein.

                              AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and premises set forth herein for certain other good and valuable consideration, the receipt and adequacy which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  STOCK PURCHASE, PURCHASE PRICE AND RELATED TRANSACTIONS.

          1.1. Sale. Buyer shall acquire and the Shareholder shall sell the Shares to Buyer.

          1.2. Purchase Price. In consideration of the purchase by Buyer of the Shares, Buyer shall pay to the Shareholder at the Closing (as defined herein) the aggregate purchase price of Twenty -Five Thousand Dollars (US $25,000) (the "Purchase Price").

          1.3. Closing and Effective Date. The closing shall take place at the offices of Shareholder, 1422 Chestnut Street, Suite
#410, Philadelphia, PA 19102 USA (the "Closing"). The date of the
Closing is June 15, 2001 (the "Closing Date").

          1.4. At Closing, Shareholder shall deliver to Buyer certificates representing the Shares being sold hereunder;
containing the following legend:

               "The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "Restricted Securities" as the term is defined in Rule 144 under the Act. The Common Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or exemption, the availability of which is to be established to the satisfaction of the Corporation."

          1.5. At Closing, Shareholder shall deliver to Buyer all corporate records, including at least the corporate minute book, stock register and audited financial statements, as well as resignation of all present officers and directors of MCVH, effective as of the Closing Date.

     2.  ADDITIONAL AGREEMENTS.

          2.1. Compliance with Obligations. The Shareholder shall cause MCVH to comply with all obligations of MCVH under this Agreement.

          2.2. Confidential Treatment of Information. From and after the date hereof, the parties hereto shall and shall cause their representatives to hold in confidence this Agreement (including the Schedules hereto), all matters relating hereto and all data and information obtained with respect to the other parties or their business, except such data or information as is published or is a matter of public record, or as compelled by legal process.

          2.3. Public Announcements. The parties will consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement or any of the transactions contemplated hereby and no party will issue any such press release or make any such public statement without the prior written consent of the other parties, except as may be required by law or by the rules and regulations of any governmental authority or securities exchange.

          2.4. Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Shares to Buyer and to consummate the transactions contemplated by this Agreement.

     3.   REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE
SHAREHOLDER AND MCVH.

          To further induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, MCVH and the Shareholder each hereby jointly and severally represent and warrant to and covenant with Buyer as follows:

          3.1. Organization and Qualification: Absence of Subsidiaries. MCVH is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and in any other jurisdiction where qualification is necessary or required and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is currently being conducted. MCVH is in good standing in the State of Delaware.

          3.2. Capitalization and Related Matters.

               3.2.1. Shares; Capitalization. The authorized capital stock of MCVH consists solely of 100,000,000 shares of common stock, $0.0001 par value per share, of which 5,000,000 shares are issued and outstanding and none are held in its treasury. All of the Shares are owned of record, legally and beneficially by the Shareholder. The Shares are free and clear of any and all security interests, encumbrances, and rights of any kind or nature whatsoever (collectively, "Encumbrances"), and upon delivery of the Shares hereunder, Buyer will acquire title thereto, free and clear of any and all Encumbrances.

               There exist no Securities Rights (as defined herein) with respect to the MCVH Common Stock. All rights and powers to vote the Shares are held exclusively by the Shareholder. All of the MCVH Common Stock is validly issued, fully paid and nonassessable, was not issued in violation of the terms of any agreement or other understanding, and was issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. The certificates representing the Shares to be delivered to Buyer at the Closing are, and the signatures and endorsements thereof or stock powers relating thereto will be, valid and genuine. For the purposes of this section, "Securities Rights" means, with respect to the MCVH Common Stock (whether issued or unissued) or any other securities convertible into or exchangeable for MCVH Common Stock, and includes all written or unwritten contractual rights relating to the issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting of the MCVH Common Stock and all rights conferred by MCVH's governing documents and by any applicable agreement.

               3.2.2. Liabilities and Obligations. MCVH has no debt, obligation or liability, absolute, fixed, contingent or otherwise, of any nature whatsoever, whether due or to become due, including any unasserted claim, whether incurred directly or by any predecessor thereto, and whether arising out of any act, omission, transaction, circumstance, state of facts or other condition.

          3.3. Articles of Incorporation and By-Laws. MCVH has heretofore made available to Buyer a complete and correct copy of the Articles of Incorporation and the By-Laws of MCVH. Such Articles of Incorporation and By-Laws are in full force and effect.

          3.4. Authority Relative to This Agreement. MCVH and Shareholder has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. Shareholder has full right and capacity to enter into this Agreement and to carry out his obligations hereunder. The execution and deliver of this Agreement by MCVH and Shareholder, the performance by Shareholder of their obligations hereunder and the consummation by MCVH of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of MCVH or such Shareholder as are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by MCVH and Shareholder and constitutes the legal, valid and binding obligations of MCVH and Shareholder, enforceable against MCVH and Shareholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights generally.

          3.5. Financial Statements. True and complete copies of the audited balance sheet of MCVH for the fiscal period ended as of December 31, 2000 (the "Balance Sheet Date") and the related audited statements of income, stockholders' equity and cash flows for the periods then ended, and the audited balance sheets of MCVH and the related statements of operations, stockholders' equity and cash flows for the periods then ended, with all related notes and schedules thereto, accompanied by the reports thereon by MCVH's accountants (collectively referred to herein as the "MCVH Financial Statements") have been delivered by MCVH. The MCVH Financial Statements (i) were prepared in accordance with the books of account and other financial records of MCVH, (ii) present fairly the financial condition and results of operations of MCVH as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP (except as may be indicated in the notes thereto) applied on a basis consistent with the past practices of MCVH and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of MCVH and the results of the operations of MCVH as of the dates thereof or for the periods covered thereby.

          3.6. Absence of Litigation. There is no legal or administrative action or proceeding pending or, to the knowledge of MCVH or the individual Shareholder after reasonable investigation, threatened against MCVH or the Shares.

          3.7. Taxes. MCVH has (a) filed all federal, state, local and foreign tax returns required to be filed by it prior to the date of this Agreement (taking into account extensions), and (b) paid or accrued all Taxes. For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature or excise, withholding, ad valorem, stamp, transfer, value added or gains taxes, license, registration and documentation fees, and custom duties, tariffs and similar charges.

          3.8. Execution; No Inconsistent Agreements; Etc.

               3.8.1. This Agreement is a valid and binding agreement of MCVH and Shareholder, enforceable against each of them in accordance with its terms.

               3.8.2. The execution and delivery of this Agreement by the Shareholder and MCVH does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or by-laws of MCVH, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which MCVH or Shareholder is a party, pursuant to which MCVH or Shareholder otherwise receives benefits, or to which any of the properties of MCVH or Shareholder is subject.

          3.9. Corporate Records. The statutory records, including the stock register and minute books of MCVH, fully reflect all issuances, transfers and redemptions of their capital stock, correctly show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, and their by-laws as amended and currently in force.

          3.10. Absence of Changes. Except as described in Schedule 3.10, from the Balance Sheet Date to the date of this Agreement, there has been no adverse change in the business, assets, liabilities, results of operations or financial condition of MCVH.

          3.11. Contingencies. There are no actions, suits, claims or proceedings pending, or, to the knowledge of MCVH and Shareholder after reasonable investigation, threatened against, by or affecting MCVH in any court or before any arbitrator or governmental agency or which could adversely affect the right or ability of MCVH or the Shareholder to consummate the transactions contemplated hereby. To the knowledge of Shareholder after reasonable investigation, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against MCVH. There are no unsatisfied judgments against MCVH and no consent decrees or similar agreements to which MCVH is subject.

          3.12. Environmental Matters. Except as disclosed in
Schedule 3.12: (i) MCVH is not in violation, in any material respect, of any Environmental Law (as defined herein); and (ii) MCVH is not liable or responsible for any clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of MCVH (whether owned or leased), or in or on any other property, including property no longer owned, leased or used by MCVH. As used herein,
(a) "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree (foreign or domestic) regulating, relating to, or imposing liability or standards of conduct concerning, Wastes, or the environment; and (b) "Wastes" means and includes any hazardous, toxic or dangerous waste, liquid, substance or material (including petroleum products and derivatives), the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

          3.13. Full Disclosure. No representation or warranty of MCVH or the Shareholder contained in this Agreement, and none of the statements or information concerning MCVH contained in this Agreement and any Exhibits and Schedules hereto, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.14. MCVH will use its best efforts to preserve its business organization intact.

          3.15. MCVH will not enter into any contract, commitment or transaction, or declare, set aside or pay any dividend, or make any distribution in respect of its capital stock, or waive any obligation or liability, or compromise any claim, or cancel any note, loan or other obligation owed to it, without the consent of Buyer.

          3.16. That Shareholder will not cause any amendment to be made in the Certificate of Incorporation or By-Laws of MCVH, nor issue or cause to be issued any additional shares of capital stock; nor issue or cause to be issued any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock may be directly or indirectly authorized, issued or transferred nor will either agree to do any of the acts listed above.

          3.17. Shareholder warrants that MCVH being transferred shall be transferred with no liabilities and little or no assets, and shall defend and hold Buyer and MCVH harmless against any action by any third party against either of them arising out of, or as a consequence of, any act or omission of Shareholder or MCVH prior to, or during the closing contemplated by this contract of sale.

          3.18. All of the representations and warranties contained within this contract of sale, whether made by Buyer or Shareholder on behalf of MCVH, will be true and correct on the closing date as if made on that date.

          3.19. At any time prior to the closing, Buyer and their counsel, accountants and other agents shall have full access during normal business hours to all properties, books, accounts, records, contracts and documents relating to MCVH.

     4.  REPRESENTATIONS AND WARRANTIES OF BUYER.

     To induce MCVH and the Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to and covenants with MCVH and the Shareholder as follows:

     4.1. [INTENTIONALLY OMITTED]

     4.2. Execution; No Inconsistent Agreements; Etc.

          4.2.1. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been or will be prior to the Closing Date duly and validly authorized and approved by Buyer and this Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

          4.2.2. The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or by-laws of Buyer, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which Buyer or any of its subsidiaries is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound.

     4.3. Contingencies. There are no actions, suits, claims or proceedings pending or, to Buyer's knowledge, threatened, against, by or affecting Buyer in any court or before any arbitrator or governmental agency which could materially and adversely affect the right or ability of Buyer to consummate the transactions contemplated hereby.

     4.4. Full Disclosure. No representation or warranty of Buyer contained in this Agreement, and none of the statements or information concerning Buyer contained in this Agreement, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.  INDEMNIFICATION.

     5.1. Indemnification by Shareholder and MCVH. Subject to
Section 5.3, the Shareholder and MCVH (hereinafter collectively called the "Indemnitor") shall jointly and severally defend, indemnify and hold harmless Buyer, its direct and indirect parent corporations, subsidiaries (including MCVH after Closing) and affiliates, their officers, directors, employees and agents (hereinafter collectively called "Indemnitees") against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Indemnified Losses"), suffered or incurred by any Indemnitee by reason of, or arising out of:

          (a) any misrepresentation, breach of warranty or breach or non-fulfillment of any agreement of any Shareholder or MCVH contained in this Agreement or in any certificate, schedule, instrument or document delivered to Buyer by or on behalf of the Shareholder or MCVH pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

          (b) any liabilities of MCVH of any nature whatsoever
(including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, not reflected or reserved against in full in the MCVH Financial Statements.

     5.2. Indemnification by Buyer. Subject to Section 5.3, Buyer (hereinafter called the "Indemnitor") shall defend, indemnify and hold harmless Shareholder and MCVH (hereinafter called "Indemnitee") against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Indemnified Losses"), suffered or incurred by Indemnitee by reason of or arising out of:

               (a) any misrepresentation, breach of warranty or breach or non-fulfillment of any material agreement of Buyer contained in this Agreement or in any other certificate, schedule, instrument or document delivered to the Shareholder by or on behalf of Buyer pursuant to the provisions of this Agreement; and

               (b) any liabilities of MCVH of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, arising from Buyer's ownership or operation of MCVH after Closing, but only so long as such liability is not the result of an act or omission, of MCVH, or any Shareholder occurring prior to Closing.

     5.3. Limitation on Indemnification. The aggregate liability of the Shareholder after Closing for Indemnified Losses shall not exceed an amount equal to the Purchase Price paid to the Shareholder. The aggregate liability of Buyer after Closing for Indemnified Losses shall not exceed an amount equal to the Purchase Price paid to the Shareholder.

     6.  MISCELLANEOUS.

          6.1. Notices.

               6.1.1. All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon delivery if delivered in person or if sent by Federal Express (or similar recognized overnight courier service) to the parties at the following addresses:

                    (a) If to Shareholder:

                    DotCom Internet Ventures Ltd.
                    1422 Chestnut Street, Suite #410
                    Philadelphia, PA 19102-2510
                    Attention: William Tay, President

                    (b) If to Buyer:

                    Bruno Desmarais
                    9348 Basile Routhier
                    Montreal, Quebec
                    CANADA H2M 1T8

                    With a copy to:

                    John Saywell, Esq.
                    Saywell & Company, PLLC
                    American Attorneys
                    1178 Place Phillips, Suite 200
                    Montreal, Quebec
                    CANADA   H3B 3C8

               6.1.2. Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

          6.2. Survival. The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect and survive after the Closing.

          6.3. Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules and Exhibits hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by a written instrument signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement "herein," "hereby," "hereof," "hereunder," "herewith," "hereafter" and "hereinafter" and similar words refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to "including" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

          6.4. Governing Law; Venue. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be litigated in the appropriate state or federal court in Philadelphia, Pennsylvania. Each of the parties hereby irrevocably submits to the jurisdiction of any state or federal court located in Philadelphia, Pennsylvania, and each party irrevocably waives any objections it may have to such venue, including without limitation, an objection based on the assertion that such venue constitutes an inconvenient forum.

          6.5. Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

          6.6. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

          6.7. Headings. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

          6.8. Expenses. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Buyer or the Shareholder as each party incurs such expenses, and none of such expenses shall be charged to or paid by MCVH.

          6.9. Finder's Fees. Buyer represents to the Shareholder that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by Buyer to be paid for or on account of the transactions contemplated hereby. Shareholder represent to Buyer that no broker, agent, finder or other party has been retained by Shareholder or MCVH in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Shareholder or MCVH to be paid for or on account of the transactions contemplated hereby.

          6.10. Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

          6.11. Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

          6.12. Attorneys' Fees. In the event of any litigation or other proceeding arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys' fees and court costs from the other party or parties.

          6.13. NO JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF
THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION
HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION
IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have executed this Stock
Purchase Agreement or caused this Stock Purchase Agreement to be duly executed by their duly authorized officers as of the date first above written.

                       [SIGNATURE PAGE FOLLOWS]



                           BUYER:


                           BY: /s/ BRUNO DESMARAIS
                           --------------------------
                           NAME: BRUNO DESMARAIS



                           MILLENNIUM CAPITAL VENTURE HOLDINGS, INC.


                           BY: /s/ WILLIAM TAY
                           --------------------------
                           NAME: WILLIAM TAY
                           TITLE: PRESIDENT



                           SHAREHOLDER:

                           DOTCOM INTERNET VENTURES LTD.


                           BY: /s/ WILLIAM TAY
                           --------------------------
                           NAME: WILLIAM TAY
                           TITLE: PRESIDENT